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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     June 3, 1999
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                             SVI Holdings, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Nevada
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                 (State or Other Jurisdiction of Incorporation)

       0-23049                                          84-1131608
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(Commission File Number)                     IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500, La Jolla, California                  92037
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(Address of Principal Executive Offices)                         (Zip Code)

                                 (619) 551-2365
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              (Registrant's telephone number, including area code)

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          (Former Name or Former Address, if Changed Since Last Report)






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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 3, 1999, SVI Holdings, Inc. ("SVI" or the "Company") completed the acquisition of the stock of Island Pacific Systems Corporation ("Island Pacific"), a California corporation. Island Pacific develops and markets retail industry merchandising and management software systems. Island Pacific's software products automate the full scope of a retailer's operations from inventory planning and purchasing through distribution and final sale of goods. Island Pacific's products are further described in the attached press release dated June 7, 1999. With a home office in Irvine, California and a branch office in the United Kingdom, Island Pacific employs 130 people.

SVI purchased all of the outstanding capital stock of Island Pacific from The Mickelsen Family Trust, Todd T. Hammett, Mark T. Wulff, Philip J. Friesen and Clayton Harless (collectively, the "Selling Shareholders")for $35 million in cash.

As part of the acquisition, Island Pacific entered into three year employment agreements with two of the Selling Shareholders, Mark T. Wulff and Todd T. Hammett. Mr. Wulff and Mr. Hammett will be paid salaries of $300,000 and $150,000 per year, respectively, during the term of the agreements. Each agreement may be terminated at will by either party upon six months' prior written notice, and Island Pacific can terminate each agreement for cause. Mr. Wulff and Mr. Hammett also entered into agreements with SVI and Island Pacific not to compete with Island Pacific's business in the United States during the term of the employment agreements and for a period of three years after the termination of employment.

The Mickelsen Family Trust also entered into an agreement not to compete with Island Pacific's business in the United States for a period of two years following the closing.

The consideration for the acquisition and the terms of the employment and non-compete agreements were negotiated at arms' length. In determining those terms, SVI considered, among other factors: (i) the technology of Island Pacific; (ii) Island Pacific's client base; (iii) the synergies between Island Pacific and SVI's own retail software systems operations; (iv) the historical revenues and operations of Island Pacific; and (v) the potential contributions of Mr. Wulff and Mr. Hammett to SVI's retail software systems business.

The sources of funds for the acquisition were as follows:

o        $7.95 million cash on hand

o $2.25 million cash received upon the sale of the Company's IBIS Systems Pty. Ltd. subsidiary

o $4 million cash received upon the exercise of outstanding options by Softline Limited. Softline Limited owns approximately 58% of the outstanding common shares of the Company, giving effect to such exercise. Barry M. Schechter, SVI's Chairman and Chief Executive Officer, and three other directors of SVI (Ivan Epstein, Marcel Golding and Gerald Rubenstein) are also directors of Softline Limited.

o A $2.3 million loan from Claudav Holdings Ltd., B.V. ("Claudav"), which owns 16.9% of the outstanding common shares of the Company. Barry M. Schechter holds a proxy to vote the shares of SVI common stock held by Claudav. The Company has agreed to pay interest on this loan at the prime rate, due upon maturity, with no stated maturity.

o A total of $18.5 million in loans from Union Bank of California. There are two loans in the amounts of $15 million and $3.5 million, respectively. The $15 million loan requires interest only payments for the first six months (at 0.25% above prime) and is convertible thereafter to a two year fully amortizing term loan. The $3.5 million loan is a two year fully amortizing term loan bearing interest at 0.5% above prime. The bank loans are secured by substantially all of the assets of SVI and of all of the stock and substantially all of the assets of SVI's Applied Retail Solutions, Inc. and Island Pacific subsidiaries, as well as 65% of SVI's stock in its Divergent Technologies Pty. Ltd. subsidiary. Each loan may be prepaid at any time without penalty.

SVI expects to apply approximately $13,608,000 plus interest due on the promissory note received in connection with the Company's sale of its IBIS Systems Pty. Ltd. subsidiary to partial prepayment of the bank loans. The IBIS note is due October 1, 1999.

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ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                  To be filed by amendment on or before August 17, 1999.

         (b)      Pro Forma Financial Information

                  To be filed by amendment on or before August 17, 1999.

         (c)      Exhibits

                  Exhibit
                  Number   Description

                  2.1               Stock Purchase Agreement
                  2.2               Employment Agreement of Todd T. Hammett
                  2.3               Employment Agreement of Mark T. Wulff
                  2.4 Covenant Not to Compete Agreement of The Mickelsen Family Trust
                  10.1              Term Loan Agreement
                  10.2              Term Loan A Note
                  10.3              Term Loan B Note
                  10.4              Pledge Agreement
                  10.5              Security Agreement by SVI Holdings, Inc.
                  10.6              Security Agreement by Applied Retail
                                    Solutions, Inc.
                  10.7              Security Agreement by Island Pacific Systems
                                    Corporation
                  99.1              Press Release dated June 7, 1999

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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:    June 18, 1999

         SVI Holdings, Inc.
           (Registrant)

         By: /s/ Barry M. Schechter
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                 Barry M. Schechter, Chief Executive Officer